UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2007, Plains Exploration & Production Company (“PXP”) and Pogo Producing Company (“Pogo”) announced that PXP has entered into a definitive agreement to acquire Pogo in a stock and cash transaction valued at approximately $3.6 billion, based on PXP’s closing price on July 16, 2007. Under the terms of the agreement, Pogo stockholders will receive 0.68201 shares of PXP common stock and $24.88 of cash for each share of Pogo common stock which represents total consideration of approximately $60 per Pogo share. Total consideration for outstanding Pogo shares is 40 million PXP shares and approximately $1.5 billion in cash. The companies anticipate completing the transaction in the fourth quarter of 2007. Post closing, it is anticipated that the PXP stockholders will own approximately 66% of the combined company and Pogo stockholders will own approximately 34% of the combined company.

Merger Agreement

The Agreement and Plan of Merger dated July 17, 2007 (the “Merger Agreement”) by and among Pogo, PXP and PXP Acquisition LLC (“PXP Acquisition”), a wholly owned subsidiary of PXP, contemplates a merger (the “Merger”) whereby Pogo will be merged with and into PXP Acquisition, with PXP Acquisition surviving the Merger. Upon effectiveness of the Merger, each share of common stock of Pogo then issued and outstanding will be converted automatically into the right to receive $24.88 in cash and 0.68201 shares of common stock of PXP, subject to election, adjustment and proration procedures as provided for in the Merger Agreement.

The Merger Agreement has been approved by the boards of directors of both PXP and Pogo. The Merger is subject to Pogo’s stockholders approving the Merger and to PXP’s stockholders approving the issuance of shares of PXP stock to be used as merger consideration, as well as other customary closing conditions. In addition, PXP has entered into support agreements whereby Paul G. Van Wagenen, Chairman, President and Chief Executive Officer of Pogo and Third Point LLC have agreed to vote their shares in Pogo in favor of the proposed transaction.

Pogo and PXP have each agreed to certain covenants in the Merger Agreement. Among other covenants, Pogo has agreed, subject to certain exceptions to permit Pogo’s board of directors to comply with its fiduciary duties, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the dates specified in the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PXP’s or Pogo’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events

On July 17, 2007, PXP issued a press release relating to the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 hereto.

ADDITIONAL INFORMATION

PXP AND POGO WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, POGO AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND POGO STOCKHOLDERS SEEKING THEIR APPROVAL OF THE ACQUISITION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND POGO WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

The definitive joint proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention: Joanna Pankey; Telephone: (713) 579-6000, E-mail: JPankey@pxp.com.

The definitive joint proxy statement/prospectus and such other documents (relating to Pogo) may also be obtained for free from Pogo by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046, Attention: Clay Jeansonne; Telephone: (713) 297-5000, E-mail: Jeansonc@pogoproducing.com.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed. Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition will be contained in the joint proxy statement/prospectus when it is filed. Information concerning beneficial ownership of Pogo stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit

2.1	Agreement and Plan of Merger, dated July 17, 2007, by and among Plains Exploration & Production Company, PXP Acquisition LLC and Pogo Producing Company.

99.1	Press Release dated July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: July 18, 2007	/s/ John F. Wombwell
John F. Wombwell Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated July 17, 2007, by and among Plains Exploration & Production Company, PXP Acquisition LLC and Pogo Producing Company.

Exhibit 99.1	Press Release dated July 17, 2007.